EXHIBIT 10.2

MATRITECH, INC.
Amended Restricted Stock Award Agreement

Matritech, Inc. (the “Company”) and the undersigned employee (“Employee”) hereby enter into this Amended Restricted Stock Award Agreement, which replaces and supersedes the original Restricted Stock Award Agreement between the parties dated March 7, 2006.

The Company grants to the Employee all right, title and interest in the record and beneficial ownership of the stated number of shares of the Company’s Common Stock, par value $0.01, subject to the vesting provisions and other terms and conditions contained in this Amended Restricted Stock Award Agreement (the “Agreement”) and in the Company’s 2002 Stock Option and Incentive Plan (the “Plan”) pursuant to which this award of restricted stock is made. The terms and conditions attached hereto are also a part hereof.

Name of Employee:

Date of this restricted stock award:

Number of shares of the Company’s Common Stock subject to this restricted stock award agreement (“Shares”):

Vesting Start Date: one year anniversary of award

Vesting Schedule:
One year from Award Date (33 and 1/3% of Shares):

Two years from Award Date (Additional 33 and 1/3% of Shares):

Three years from Award Date (Final 33 and 1/3% of Shares):

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.

This award of restricted stock satisfies in full all commitments that the Company has to the Employee with respect to the issuance of stock, stock options or other equity securities.

Matritech, Inc.
____________________________________
Signature of Employee	By:____________________________
____________________________________	Name of Officer:
Street Address	Title:
____________________________________
City/State/Zip Code

Matritech, Inc.

Amended Restricted Stock Award Agreement -- Incorporated Terms and Conditions

1.    Award Under Plan. This award of restricted stock is made pursuant to and is governed by the Company’s 2002 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. The Award is also made pursuant to and is subject to the terms and conditions of the Company’s Amended and Restated Management Bonus Plan as of December 9, 2005 (the “Management Bonus Plan”).

2.    Payment of Par Value of Shares. The Employee, as a condition to this award of restricted stock, agrees to pay to the Company in cash, contemporaneously with the execution of this Agreement, the par value of the Shares of restricted stock. The Employee further agrees that the Company may, in the absence of receipt of cash from the Employee equal to the par value of the Shares, withhold from the Employee’s wages or other remuneration the par value amount. The Company agrees, in the event of a forfeiture of Shares of restricted stock under Section 6(a) hereof due to termination of the Employee’s Business Relationship (as defined below) with the Company, the Company will repay to the Employee an amount equal to the par value of the forfeited Shares.

3.    Custody of Restricted Stock. Certificates representing the Shares of restricted stock awarded to the Employee shall bear appropriate legends noting the restrictions applicable to the Shares. The original certificates shall be held by the Company until such time as the underlying Shares are no longer subject to the risk of forfeiture, retention obligation and securities law restrictions contained in Sections 5, 6 and 8 hereof. The Employee will also provide the Company with a stock power endorsed in blank. At such time as the shares are no longer subject to the risk of forfeiture, retention obligation and securities law restrictions contained in Sections 5, 6 and 8 hereof, the Company will deliver to the Employee original certificates without restrictive legends thereon.

4.    Vesting of Restricted Stock. All Shares subject to this Agreement are subject to a substantial risk of forfeiture until such Shares have vested in the Employee in accordance with the terms of this Agreement. If the Employee has continuously maintained a Business Relationship (as defined below) with the Company through the date(s) listed on the vesting schedule set forth on the cover page hereof, the portion of the awarded Shares listed on the vesting schedule shall vest in the Employee and no longer be subject to forfeiture. “Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this award vests.

5.    Retention Obligation; Restrictions after Vesting. If the Employee is an executive officer of the Company at the time of vesting of any portion of the restricted stock award, the Employee is obligated to retain in his/her ownership a minimum of fifty (50%) percent of the Shares of Common Stock of the Company acquired through this restricted stock award to the extent that the Employee does not then hold by himself/herself or through members of his/her immediate family a minimum of 50,000 shares of Common Stock of the Company or shares of Common Stock of the Company with a value of $50,000, whichever is the lower standard; provided, however, that there shall be excluded from the retention obligation any Shares the Employee sells to pay withholding taxes due in connection with the deferred cash pay-out to the Employee under the Management Bonus Plan and on account of the lapse of restrictions on the Shares of restricted stock. Certificates representing the shares which remain subject to the retention obligation shall continue to be held by the Company until they are no longer subject to the retention obligation.

6.    Termination of Business Relationship.

(a)    Termination. Except as provided in Section 7 hereof, if the Employee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no further installments of this award shall vest, and the Employee shall forfeit all Shares subject to this restricted stock award not vested at the date of such termination of the Employee’s Business Relationship with the Company. Any determination under this Agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company.

(b)    Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Employee after the approved period of absence; in the event of such an approved leave of absence, vesting of this restricted stock award shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this Agreement. This award shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Employee continuously remains an employee of the Company or any Subsidiary.

7.    Death; Disability.

(a)    Death or Disability. If the Employee ceases to maintain a Business Relationship with the Company by reason of his/her disability or death, the Shares of restricted stock subject to this Agreement shall fully vest in the Employee (or in his/her estate in the event of his/her death) and the restrictions (except those contained in Section 8 hereof) and substantial risk of forfeiture shall lapse. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code.

(b)    Retirement with Consent of the Company. If the Employee retires from his/her Business Relationship with the Company with the consent of the Company after the Employee has reached age 62, the shares of restricted stock subject to this Agreement shall fully vest in the Employee and the restrictions (except those contained in Section 8 hereof) and substantial risk of forfeiture shall lapse.

(c)    Change of Control. In the event of an Acquisition (as defined herein) prior to the full vesting of this award, the vesting of the award shall be accelerated and the Shares of the restricted stock subject to this Agreement shall fully vest in the Employee, and the restrictions (except those contained in Section 8 hereof) and substantial risk of forfeiture shall lapse, at the moment immediately preceding the consummation of the Acquisition. For purposes of this Plan, an “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

8.    Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9.    Ownership Rights. Subject to the restrictions set forth herein, the Employee is entitled to all voting and ownership rights applicable to the Shares, including the right to receive any dividends that may be paid on the shares, whether or not vested. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date of the dividends are paid to shareholders of that class of stock.

10.    Award Not Transferable. This award is not transferable or assignable except by will or by the laws of descent and distribution.

11    No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the restricted stock award imposes any obligation on the Company to continue the Employee in employment or other Business Relationship.

12.    No Severance or Termination Rights. Awards do not form part of an Employee’s contract of employment and do not entitle an Employee to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of an Employee’s ordinary salary, and shall not be considered as part of such salary for pension purposes or in the event of severance, redundancy or resignation. If Employee’s employment is terminated for whatever reason the Employee agrees that he/she shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to this Agreement.

13.    Adjustments. This award is subject to adjustment, as is expressly provided in the Plan, with respect to certain changes in the capitalization of the Company.

14.    Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the vesting of any portion of the Shares or the release of any restrictions applicable to the Shares, the Employee hereby agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on vesting or lapse of restrictions on the Shares. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld. The Employee further agrees to indemnify the Company for the Employee’s portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant of this restricted stock award, the vesting of the restricted stock or the sale or other disposition of the restricted stock.

15.    Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

16.    Transfer of Data Waiver. By signing this Agreement the Employee acknowledges that in order to perform its requirements under this Award, the Company may process personal data and/or sensitive personal data about the Employee. Such data includes, but is not limited to, the information provided in this award package and any changes thereto, other appropriate personal and financial data about the Employee, and information about the Employee’s participation in the Plan and shares acquired under the Plan from time to time. The Employee hereby gives explicit consent to the Company to process any such personal data and/or sensitive personal data. The Employee also gives explicit consent to the Company to transfer any such personal data and/or sensitive personal data outside the country in which the Employee works and to the United States. The legal persons for whom the personal data is intended include the Company and any of its subsidiaries, the outside plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan appropriate. By signing this Agreement, the Employee acknowledges that s/he has been informed of his/her right of access and correction to personal data by contacting the local Human Resources Representative. The Employee further acknowledges that the transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit participation under the Plan.

17.    Miscellaneous.

(a)    Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Employee, to the address set forth above or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)    Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement, including the original Restricted Stock Award Agreement dated March 7, 2006. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)    Fractional Shares. If, because of the adjustment provisions contained in the Plan, the number of shares subject to this award includes a fraction of a share, such fraction shall be rounded down.

(d)    Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to this award. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his/her ownership of, Shares, except as otherwise determined by the Board.

(e)    Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g)    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.